Exhibit 99.1

News release

QLT Inc. Completes Enrollment in its Natural History Study

For Immediate Release	April 22, 2016

A Retrospective Study of Visual Function in Subjects with Inherited Retinal Disease Caused by Retinal Pigment Epithelial 65 Protein (RPE65) or Lecithin:Retinol Acyltransferase (LRAT) Gene Mutations

Vancouver, Canada — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announced today completion of enrollment in its retrospective, uncontrolled, multicenter Natural History Study in subjects with Inherited Retinal Disease (IRD) phenotypically diagnosed with Retinitis Pigmentosa (RP) or Leber Congenital Amaurosis (LCA) due to underlying Retinal Pigment Epithelial 65 protein (RPE65) or Lecithin:Retinol Acyltransferase (LRAT) gene mutations. The objective of the retrospective, open label study is to gather data on the natural progression of the disease in subjects over time, including from childhood through to adulthood.  The study included both subjects who had previously received treatment in QLT-sponsored clinical trials with QLT’s synthetic oral retinoid product, QLT091001, as well as subjects who had not received any prior therapeutic treatment.  For subjects who had received prior treatment with QLT091001, the study included a retrospective review of subjects’ medical records prior to and after treatment with QLT091001.

“We are very pleased to have completed on schedule the collection of the data from what we believe to be the first retrospective natural history clinical study conducted specifically in RP and LCA patients due to underlying RPE65 or LRAT gene mutations,” said Geoffrey F. Cox Ph.D., QLT’s Interim Chief Executive Officer.  “We sincerely thank our participating physicians, all of whom are noted leaders in the field of Inherited Retinal Disease, along with their corresponding sites for their contributions to this study.  Although the deterioration over time of both visual field and visual acuity and various other visual functions in these patients, has, for a long time, been the assumption of treating physicians of these patients, we believe this study will provide important comparative data for the future treatment and care of these patients.  This study is also expected to provide important data to support the ongoing development program for QLT091001, including our planned future submissions for regulatory approval in Europe and the U.S.  Following our planned discussions with regulatory authorities, we look forward to publicly reporting the final results from the Natural History Study.”

Historically, it has been generally accepted that subjects born with  IRD  due to RPE65 or LRAT  gene mutations would be expected to demonstrate an overall decline in visual field and visual acuity, but at varying rates and over varying periods of time (years).  In addition, these patients may also demonstrate increasing retinal atrophy as the disease progresses.  The intention of this study was to collect data from these patients retrospectively, but under a formal protocol, thereby providing an opportunity to better observe and understand the long term natural disease progression of untreated patients, and to provide comparative data to further assess the extent to which treatment with QLT091001 may prolong or improve visual function relative to the underlying natural disease progression in these subjects.  The study was a multi-site study intended to enroll up to 60 subjects from established IRD patient populations at 10 clinical study sites in Europe, the U.S. and Canada.  In total, 59 patients were enrolled in the study, 25 of whom had participated in previous clinical studies with QLT091001, and 34 of whom were treatment naive.  Data was collected from patient records for a variety of visual outcome measures, with particular reference to changes in visual field and visual acuity for individual subjects over multiple years, and in some cases, decades, often starting in childhood.

The Company has completed its preliminary analysis and believes that the data suggests that these patients, without other interventions, demonstrate a continuing decline in visual field and eventually visual acuity over time.

The Company intends to present the results for discussion with selected national European Agencies and later with the U.S. FDA.  As a follow-up to previous meetings held with European regulatory authorities in the first quarter of 2015 to discuss the potential for conditional approval of QLT091001 on the basis of existing clinical data, a meeting with selected national European Agencies is scheduled to take place during the second quarter of 2016.  The purpose of the meeting is to present the results of the Natural History Study and discuss whether the results may support a potential filing of a marketing authorization application (MAA) to the EMA for conditional approval in the second half of this year.

In addition, the Company is working towards initiating a pivotal, Phase III multi-center, placebo-controlled, double-masked clinical study for this indication potentially in the third quarter of 2016.  The objective of this study will be to further evaluate the efficacy (with particular reference to changes in visual field and visual acuity) and safety of QLT091001,  with a goal of supporting future application for full approval of QLT091001 for this indication to the EMA and the U.S. FDA.  The pivotal trial is expected to enroll 48 patients at approximately 12 sites in the EU, U.S. and Canada.

About Synthetic Retinoid Drugs

Inherited retinal diseases in the eye such as Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP) arise from gene mutations of enzymes or proteins required in the biochemistry of vision. QLT091001 is a replacement for 11-cis-retinal, which is an essential component of the retinoid-rhodopsin cycle and visual function, and is under investigation for the treatment of Inherited Retinal Disease (IRD) in subjects phenotypically diagnosed with Retinitis Pigmentosa (RP) or Leber Congenital Amaurosis (LCA) due to underlying gene mutations in RPE65 or LRAT. QLT091001 has received orphan drug designations for the treatment of LCA and RP (all mutations) by the European Medicines Agency, and for the treatment of RP (all mutations) and LCA (due to inherited mutations in the LRAT and RPE65 genes) by the U.S. Food and Drug Administration (FDA).  The drug has also been granted two Fast Track designations by the FDA for the treatment of the LRAT and RPE65 genetic mutations in both LCA and autosomal recessive RP.

About Leber Congenital Amaurosis (LCA) Due to RPE65 and LRAT Mutations

LCA is an inherited degenerative retinal disease characterized by abnormalities such as roving eye movements and sensitivity to light, and manifesting in severe vision loss from birth. Both rod and cone photoreceptors are affected in LCA. Eye examinations of infants with LCA reveal normal appearing retinas. However, a low level of retinal activity, measured by electroretinography, indicates very little visual function. According to current epidemiological estimates, LCA affects approximately one in 81,000 newborns worldwide, of which approximately 10% carry the inherited deficiencies of either RPE65 or LRAT.

About Retinitis Pigmentosa (RP) Due to RPE65 and LRAT Mutations

RP is a set of hereditary retinal diseases demonstrating clinical features similar to LCA. RP is also characterized by degeneration of rod and cone photoreceptors, but it presents with a more variable loss of vision in late childhood to adulthood. Deficits in dark adaptation and peripheral vision are particular hallmarks of RP. RP is currently estimated to affect at least 300,000 individuals worldwide, of which approximately 20%-30% are autosomal recessive (arRP). It is currently estimated that less than 3% of autosomal recessive RP patients carry the inherited deficiencies of either RPE65 or LRAT.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws.  Forward-looking statements include, but are not limited to: our statements concerning the potential efficacy, safety and market potential for QLT091001; statements concerning the potential results and utility of the Natural History Study, and the expected timing to complete the final data analysis and potential discussions with the regulatory authorities; statements concerning our ability to and anticipated timing to make submissions to the regulatory authorities concerning QLT091001, including potentially for conditional approval with the EMA and potentially for full approval with the EMA and FDA; statements concerning our plans to and expected timing to commence a pivotal trial in QLT091001; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; QLT’s development plans, timing and results of the clinical development of our synthetic retinoid program are uncertain; the risk that it may take longer and cost more than anticipated to complete data analyses, complete preparatory work, meet with regulators and commence trials (including a pivotal trial) for numerous reasons both within and outside of our control; assumptions related to the associated costs of our synthetic retinoid program may prove incorrect; the risk that outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results disclosed and/or previous trials; the possibility that interpretations of data produced by one or more of our clinical trials will vary, including by the regulatory authorities;  the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.